UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2009

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Second Street, Suite 700

San Francisco, CA 94105

(Address of principal executive offices, with zip code)

(415) 348-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2009, Edward F. West, the President, Chief Executive Officer and a member of the board of directors of LookSmart, Ltd. (the “Company”), resigned as an employee and director of the Company effective as of December 14, 2009. Mr. West did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 14, 2009, Mr. West and the Company entered into a Separation Agreement. The Separation Agreement sets forth the terms and provisions of termination of Mr. West’s employment with the Company, Mr. West’s resignation as a director of the Company, as well as a severance payment payable by the Company to Mr. West following such termination. Pursuant to the Separation Agreement, among other terms and conditions, Mr. West executed a release with respect to any claims or causes of action relating to, among other things, Mr. West’s employment by the Company, the termination thereof, and Mr. West’s compensation and benefits from the Company. In consideration thereof, and subject to certain additional conditions which the Company expects will be satisfied, the Company has agreed to pay Mr. West a lump sum severance payment of $225,000.00, less required withholdings and authorized deductions, on January 12, 2010. The Separation Agreement contains other terms and provisions that are customary in agreements of similar nature.

In accordance with the Age Discrimination in Employment Act of 1967, as amended, Mr. West is entitled to 7 days following his signing the Separation Agreement within which Mr. West may revoke the Separation Agreement (the “Revocation Period”). Therefore, the Separation Agreement will not become effective or enforceable by either party thereto until December 22, 2009, which is the first business day following the expiration of the Revocation Period.

The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the Separation Agreement attached hereto as Exhibit 99.1 and incorporated by reference herein.

On December 14, 2009, Dr. Jean-Yves Dexmier was appointed the Company’s Chief Executive Officer. Dr. Dexmier is 57 years old and has served as one of the Company’s directors since April 5, 2007 (and Executive Chairman since October 28, 2009). Dr. Dexmier served as Chief Financial Officer for Openwave Systems, Inc. from August 2007 through January 2008. Prior to that, Dr. Dexmier served as Chief Executive and Chair of the Board of Agentis Software from 2001 to 2005. He served as Chief Executive Officer, President and Chief Financial Officer of Informix Software from 1997 to 2000. Dr. Dexmier also served as the Chief Financial Officer of Octel Corporation from 1995 to 1997. From 1994 to 1995 he served as Chief Financial Officer of Air Liquide Americas and from 1991 to 1994 he served as Chief Financial Officer of Thomson Consumer Electronics U.S. Dr. Dexmier received a B.A. in Fundamental Mathematics from Lycee Pasteur, an M.B.A. from Ecole Polytechnique and a Ph.D. in Electronics from Ecole Nationale Superieure de l’Aeronautique et de l’Espace, all located in France.

Item 9.01.	Financial Statements and Exhibits

99.1	Separation Agreement between LookSmart, Ltd. and Edward F. West dated December 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

By:	/s/ STEPHEN C. MARKOWSKI
Stephen C. Markowski, Chief Financial Officer

Date: December 14, 2009